UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant  ☒                             Filed by a Party Other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

BUSINESS FIRST BANCSHARES, INC.

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Business First Bancshares, Inc.

500 Laurel Street

Baton Rouge, Louisiana 70801

ADDITIONAL INFORMATION REGARDING THE SPECIAL MEETING OF

SHAREHOLDERS TO BE HELD ON APRIL 14, 2020

The following Notice of Change of Location of the Special Meeting of Shareholders (this “Notice”) supplements and relates to the original Notice of Special Meeting and Joint Proxy Statement/Prospectus (the “Proxy Statement”) of Business First Bancshares, Inc. (the “Company”), dated March 4, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Special Meeting of Shareholders to be held on April 14, 2020. This Notice is being filed with the Securities and Exchange Commission and is being made available to Company shareholders on or about March 31, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION OF the SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 14, 2020

To the shareholders of Business First Bancshares, Inc.:

Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees, shareholders, and our community, NOTICE IS HEREBY GIVEN that the Special Meeting of Shareholders (the “Special Meeting”) on April 14, 2020 at 8:00 a.m. Central Time will now be held in a virtual meeting format only, via a live webcast in which all shareholders as of the record date for the Special Meeting can attend and participate. As a result, you will not be able to attend the Special Meeting in person. This “virtual meeting” format is being adopted by a number of public companies like ours, and we have engaged a nationally recognized platform provider to assist us with this undertaking.

Virtual Meeting Access

As described in the proxy materials for the Special Meeting that were previously distributed, you are entitled to attend and participate in the Special Meeting if you were a shareholder as of the close of business on the record date, which was March 3, 2020. You will be able to attend and participate in the Special Meeting, vote your shares electronically, and submit your questions prior to and during the meeting by visiting: www.meetingcenter.io/236154631 on April 14, 2020 at 8:00 a.m. Central Time. To participate in the Special Meeting at www.meetingcenter.io/236154631, you must enter the control number found on your proxy card you previously received. The password for the meeting is BFST2020.

Importantly, if you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Special Meeting by emailing proof of your proxy power (legal proxy) reflecting your Business First common stock ownership along with your name and email address to Computershare at legalproxy@computershare.com. no later than 5:00 p.m. Eastern Time on April 9, 2020. You will receive a confirmation of your registration by email after we receive your registration materials.

Whether or not you plan to attend or participate in the Special Meeting via the live webcast, we urge you to vote and submit your proxy in advance of the Special Meeting by one of the methods described in the proxy materials for the Special Meeting. The proxy card that was included with the proxy materials previously distributed to you did not contemplate a virtual meeting option, and we will not be updating the proxy card to reflect this change. You may nonetheless continue to use the existing proxy card to vote your shares in connection with the Special Meeting.

By Order of the Board of Directors Heather Roemer Secretary March 31, 2020

The Special Meeting on April 14, 2020 at 8:00 a.m. Central Time will be accessible at www.meetingcenter.io/236154631. The joint proxy statement for the Special Meeting is available on our Shareholder Info website at https://www.b1bank.com/about-b1bank/shareholder-information.